n e w s r e l e a s e	Exhibit 99.1 Humana Inc. 101 East Main Street P.O. Box 1438 Louisville, KY 40202 http://www.humana.com
FOR MORE INFORMATION CONTACT:

Lisa Stoner Humana Investor Relations (502) 580-2652 e-mail: LStamper@humana.com
Mark Taylor
Humana Corporate Communications
(317) 753-0345
e-mail: MTaylor108@humana.com

Humana Reports Fourth Quarter 2025 Financial Results;
Provides Full Year 2026 Financial Guidance

•Reports 4Q25 net loss per share of $6.61 on a GAAP basis, Adjusted net loss per share of $3.96; reports full year (FY) 2025 earnings per share (EPS) of $9.84 on a GAAP basis, $17.14 on an Adjusted basis; quarterly and FY Adjusted results in line with management's expectations
•4Q25 Insurance segment GAAP benefit ratio of 93.1 percent; FY 2025 Insurance segment GAAP benefit ratio of 90.4 percent, slightly better than guidance of 'the top end of the range of 90.1 percent to 90.5 percent'
•Introduces FY 2026 GAAP EPS guidance of 'at least $8.89'; 'at least $9.00' on an Adjusted basis; the anticipated year-over-year decline results from the Star Ratings headwind for Bonus Year 2026, net of mitigation
•Anticipates FY 2026 individual Medicare Advantage membership growth of 'approximately 25 percent' over 2025; driven by new sales and improved retention from the company's customer-led benefit strategy and changes to its customer service approach
•Continued growth in the CenterWell and Medicaid platforms
◦Growth of 100,600 patients, or over 25 percent, in CenterWell Senior Primary Care during 2025, including approximately 32,000 patients associated with the acquisition of The Villages Health
•Expanded Medicaid footprint, which now spans 13 states, including Georgia and Texas which are expected to launch in 2027
•Publishes prepared management remarks to Investor Relations page of www.humana.com ahead of this morning's 8:00 a.m. ET question and answer session to discuss its financial results for the quarter and expectations for future earnings

LOUISVILLE, KY (February 11, 2026) – Humana Inc. (NYSE: HUM) today reported consolidated pretax results and net (loss) earnings per share (EPS) for the quarter ended December 31, 2025 (4Q25) versus the quarter ended December 31 31, 2024 (4Q24) and for the year ended December 31, 2025 (FY 2025) versus the year ended December 31, 2024 (FY 2024) as noted in the tables below.

Consolidated (loss) income before income taxes and equity in net losses (pretax results) in millions	4Q25 (a)	4Q24 (a)	FY 2025 (a)	FY 2024 (a)
Generally Accepted Accounting Principles (GAAP)	($1,011)	($862)	$1,555	$1,721
Amortization associated with identifiable intangibles	8	14	51	60
Put/call valuation adjustments associated with company's non-consolidating minority interest investments	53	155	513	296
Value creation initiatives	129	130	449	281
Impact of exit of employer group commercial medical products business	—	67	(62)	144
Settlement of certain litigation expenses	—	—	15	—
Loss on sale of business	4	—	67	—
Impairment charges	221	200	253	200
Adjusted (non-GAAP)	($596)	($296)	$2,841	$2,702

(Net loss per share) EPS	4Q25 (a)	4Q24 (a)	FY 2025 (a)	FY 2024 (a)
GAAP	($6.61)	($5.76)	$9.84	$9.98
Amortization associated with identifiable intangibles	0.07	0.12	0.42	0.50
Put/call valuation adjustments associated with company's non-consolidating minority interest investments	0.45	1.29	4.25	2.45
Value creation initiatives	1.07	1.08	3.72	2.33
Impact of exit of employer group commercial medical products business	—	0.55	(0.52)	1.19
Settlement of certain litigation expenses	—	—	0.13	—
Loss on sale of business	0.03	—	0.55	—
Impairment charges	1.83	1.66	2.09	1.65
Cumulative net tax impact of non-GAAP adjustments	(0.80)	(1.10)	(3.34)	(1.89)
Adjusted (non-GAAP)	($3.96)	($2.16)	$17.14	$16.21
Refer to the "Footnotes" section included herein for further explanation of disclosures for Adjusted (non-GAAP) financial measures, as well as reconciliations.
Please refer to the tables above, as well as the consolidated and segment highlight sections in the detailed earnings release for additional discussion of the factors impacting the year-over-year quarterly and FY comparisons.
“We were pleased with our solid financial performance and operational progress in 2025,” said Humana President and CEO Jim Rechtin. "We continue to feel good about our consumer-focused strategy and our individual Medicare Advantage membership growth in 2026, which will allow us to build for the future with even better outcomes and experiences."

FY 2026 Earnings Guidance
Humana introduces its GAAP EPS guidance for the year ending December 31, 2026 (FY 2026) of 'at least $8.89', or 'at least $9.00' on an Adjusted basis. The FY 2026 projected guidance anticipates a year-over-year decline as a result of the Star Ratings headwind for Bonus Year 2026, net of mitigation.

Diluted earnings per share (a)	FY 2026 Guidance	FY 2025
GAAP	at least $8.89	$9.84
Amortization associated with identifiable intangibles	0.15	0.42
Put/call valuation adjustments associated with the company's non-consolidating minority interest investments (b)	—	4.25
Value creation initiatives (b)	—	3.72
Impact of exit of employer group commercial medical products business (b)	—	(0.52)
Settlement of certain litigation expenses (b)	—	0.13
Loss on sale of business (b)	—	0.55
Impairment charges (b)	—	2.09
Cumulative net tax impact	(0.04)	(3.34)
Adjusted (non-GAAP) – FY 2026 projected (b); FY 2025 reported	at least $9.00	$17.14
Refer to the "Footnotes" section included herein for further explanation of disclosures for Adjusted (non-GAAP) financial measures, as well as additional reconciliations.
Detailed Press Release
Humana’s full earnings press release, including the statistical pages, has been posted to the company’s Investor Relations site and may be accessed at https://humana.gcs-web.com/ or via a current report on Form 8-K filed by the company with the Securities and Exchange Commission this morning (available at www.sec.gov or on the company’s website).
Conference Call

Humana will host a live question-and-answer session for analysts at 8:00 a.m. Eastern time today to discuss its financial results for the quarter and the company’s expectations for future earnings. In advance of the question-and-answer session, Humana will post prepared management remarks to the Quarterly Results section of its Investor Relations page (https://humana.gcs-web.com/financial-information/quarterly-results).

A webcast of the 4Q25 earnings call may be accessed via Humana’s Investor Relations page at https://humana.gcs-web.com/.

If you anticipate asking a question during the question-and-answer session, please register in advance at this link - https://register-conf.media-server.com/register/BIb3f01f81dd3b4f7cb8331d38dad89903.

Upon registration, telephone participants will receive a confirmation email detailing how to join the conference call, including the dial-in number and a unique registrant ID.

The company suggests participants listening via the web or the conference call sign in or dial in at least 15 minutes in advance of the call. For those unable to participate in the live event, the virtual presentation archive will be available in the Historical Webcasts and Presentations section of the Investor Relations page at https://humana.gcs-web.com/, approximately two hours following the live webcast.

Footnotes
The company has included financial measures throughout this earnings release that are not in accordance with GAAP. Management believes that these measures, when presented in conjunction with the corresponding GAAP measures, provide a comprehensive perspective to more accurately compare and analyze the company’s core operating performance over time. Consequently, management uses these non-GAAP (Adjusted) financial measures as consistent indicators of the company’s core business operations from period to period, as well as for planning and decision-making purposes and in determination of incentive compensation. Non-GAAP (Adjusted) financial measures should be considered in addition to, but not as a substitute for, or superior to, financial measures prepared in accordance with GAAP. The company’s non-GAAP measures are not intended to normalize earnings, eliminate volatility, or represent future performance. Non-GAAP measures are subject to inherent limitations and may differ from similarly titled measures used by other companies. All financial measures in this earnings release are in accordance with GAAP unless otherwise indicated. Please refer to the footnotes for a detailed description of each item adjusted out of GAAP financial measures to arrive at non-GAAP (Adjusted) financial measures.

(a) For the periods covered in this earnings release, the following items are excluded from the non-GAAP financial measures described above, as applicable.
•Amortization associated with identifiable intangibles - Since amortization varies based on the size and timing of acquisition activity, management believes the exclusion of this non-cash expense provides a more consistent and uniform indicator of performance from period to period. For all periods shown within this earnings release, GAAP measures affected include consolidated pretax results, EPS (net loss per share), and Insurance and CenterWell segments' income from operations. The table below discloses respective period amortization expense for each segment:

Amortization (in millions)	4Q25	4Q24	FY 2025	FY 2024
Insurance segment	$4	$4	$17	$17
CenterWell segment	$4	$10	$34	$43

•Put/call valuation adjustments associated with the company’s non-consolidating minority interest investments - These non-cash amounts are the result of fair value measurements associated with the company's primary care strategic partnership and are unrelated to the company's core business performance. For all periods shown within this earnings release, GAAP measures affected include consolidated pretax results and EPS (net loss per share).
•Value creation initiatives - These charges relate to the company's multi-year transformation program, as approved by management with defined scope and milestones. The intent of the program is to re-align the company’s cost structure, operating model, and technology footprint with evolving market conditions. These costs primarily include severance and associate exit costs, asset impairments, and external consulting expenses incurred to execute the program. These charges were recorded at the corporate level and not allocated to the segments. The company has consistently applied this adjustment across all periods. For all periods shown within this earnings release, GAAP measures affected in this release include consolidated pretax results, EPS (net loss per share), and the consolidated operating cost ratio.
•Impact of exit of employer group commercial medical products business - These amounts relate to activity from the exit of the employer group commercial medical products business as announced by Humana on February 23, 2023. For FY 2025, 4Q24, and FY 2024, GAAP measures affected include consolidated pretax results and EPS (net loss per share). Additionally for 4Q24 and FY 2024, impacted measures also include consolidated revenues, consolidated benefit ratio, consolidated operating cost ratio, Insurance segment revenues, Insurance segment benefit ratio, Insurance segment operating cost ratio, and Insurance segment income from operations.
•Settlement of certain litigation expenses - These charges relate to expenses that the company recognized in connection with a discrete legal matter. The nature and magnitude of this settlement are not indicative of the company’s ongoing operations. For FY 2025, GAAP measures affected in this release include consolidated pretax results, EPS, the consolidated and Insurance segment operating cost ratios, and Insurance segment income from operations.
•Loss on sale of business - This discrete disposition is not part of the company's ordinary course operations and the impacts recognized from the disposal do not reflect core operational performance. The loss primarily reflects the difference between the carrying value and proceeds at the time of sale. For 4Q25 and FY 2025, GAAP measures affected in this release include consolidated pretax results and EPS (net loss per share).
•Impairment charges - The company recognized non-cash impairment charges related to certain indefinite-lived intangible assets based on the company's estimate of future financial performance in certain state markets. Additionally, the company recognized non-cash impairment charges in 4Q25 related to a discrete joint-venture investment for which the company held minority ownership interests that were deemed to be unrecoverable based on recent market activity. These charges were recorded at the corporate level and not allocated to the segments. For all periods shown within this earnings release, GAAP measures affected in this release include consolidated pretax results, EPS (net loss per share), and the consolidated operating cost ratio. For 4Q25 and FY 2025, the GAAP measure of consolidated revenues (specifically investment income) was further impacted.
•Cumulative net tax impact - This adjustment represents the cumulative net impact of the corresponding tax benefit or expense at the applicable marginal rate related to the aforementioned items excluded from the applicable GAAP measures. For 4Q25 and FY 2025, the tax adjustment reflects the impact of the loss on sale of business, which exceeded the book loss. The related tax benefit from the loss on sale of business is realizable via capital loss carryback. The tax impact of the aforementioned items differs from the statutory rates due to jurisdictional mix, limitations on deductibility, and other factors. The cumulative tax impact is not intended to represent a normalized effective tax rate or expected future tax outcomes. For all periods presented in this earnings release, EPS (net loss per share) is the sole GAAP measure affected.

In addition to the reconciliations shown on page 2 of this release, the following are reconciliations of GAAP to Adjusted (non-GAAP) measures described above and disclosed within this earnings release:

Revenues

CONSOLIDATED Revenues (in millions)	4Q25	4Q24	FY 2025	FY 2024
GAAP	$32,515	$29,213	$129,664	$117,761
Impairment charges	125	—	125	—
Impact of exit of employer group commercial medical products business	—	(14)	—	(551)
Adjusted (non-GAAP)	$32,640	$29,199	$129,789	$117,210

INSURANCE SEGMENT Revenues (in millions)	4Q25	4Q24	FY 2025	FY 2024
GAAP	$31,343	$28,170	$124,563	$113,764
Impact of exit of employer group commercial medical products business	—	(14)	—	(551)
Adjusted (non-GAAP)	$31,343	$28,156	$124,563	$113,213

Benefit ratio

CONSOLIDATED Benefit ratio	4Q25	4Q24	FY 2025	FY 2024
GAAP	93.0%	91.5%	90.2%	89.8%
Impact of exit of employer group commercial medical products business	—%	(0.2)%	—%	(0.1)%
Adjusted (non-GAAP)	93.0%	91.3%	90.2%	89.7%

INSURANCE SEGMENT Benefit ratio	4Q25	4Q24	FY 2025	FY 2024
GAAP	93.1%	92.1%	90.4%	90.4%
Impact of exit of employer group commercial medical products business	—%	(0.2)%	—%	(0.1)%
Adjusted (non-GAAP)	93.1%	91.9%	90.4%	90.3%

Operating cost ratio

CONSOLIDATED Operating cost ratio	4Q25	4Q24	FY 2025	FY 2024
GAAP	13.7%	14.4%	12.0%	11.8%
Value creation initiatives	(0.4)%	(0.5)%	(0.4)%	(0.2)%
Impact of exit of employer group commercial medical products business	—%	—%	—%	(0.1)%
Settlement of certain litigation expenses	—%	—%	—%	—%
Impairment charges	(0.3)%	(0.7)%	(0.1)%	(0.2)%
Adjusted (non-GAAP)	13.0%	13.2%	11.5%	11.3%

INSURANCE SEGMENT Operating cost ratio	4Q25	4Q24	FY 2025	FY 2024
GAAP	10.8%	11.0%	9.1%	9.2%
Impact of exit of employer group commercial medical products business	—%	—%	—%	—%
Settlement of certain litigation expenses	—%	—%	—%	—%
Adjusted (non-GAAP)	10.8%	11.0%	9.1%	9.2%

Insurance Segment - (Loss) Income from operations

INSURANCE SEGMENT (Loss) income from operations (in millions)	4Q25	4Q24	FY 2025	FY 2024
GAAP	($927)	($646)	$1,664	$1,289
Amortization associated with identifiable intangibles	4	4	17	17
Settlement of certain litigation expenses	—	—	15	—
Impact of exit of employer group commercial medical products business	—	67	—	177
Adjusted (non-GAAP)	($923)	($575)	$1,696	$1,483

(b) FY 2026 GAAP EPS guidance and FY 2026 Adjusted (non-GAAP) EPS guidance exclude the impact of future value changes to items that have not yet been recognized and cannot currently be reasonably estimated.

Cautionary Statement
This news release includes forward-looking statements regarding Humana within the meaning of the Private Securities Litigation Reform Act of 1995. When used in investor presentations, press releases, Securities and Exchange Commission (SEC) filings, and in oral statements made by or with the approval of one of Humana’s executive officers, the words or phrases like “expects,” “believes,” “anticipates,” “assumes,” “intends,” “likely will result,” “estimates,” “projects” or variations of such words and similar expressions are intended to identify such forward-looking statements.

These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and assumptions, including, among other things, information set forth in the “Risk Factors” section of the company’s SEC filings, a summary of which includes but is not limited to the following:
•If Humana does not design and price its products properly and competitively, if the premiums Humana receives are insufficient to cover the cost of healthcare services delivered to its members, if the company is unable to implement clinical initiatives to provide a better healthcare experience for its members, lower costs and appropriately document the risk profile of its members, or if its estimates of benefits expense are inadequate, Humana’s profitability could be materially adversely affected. Humana estimates the costs of its benefit expense payments, and designs and prices its products accordingly, using actuarial methods and assumptions based upon, among other relevant factors, claim payment patterns, medical cost inflation, and historical developments such as claim inventory levels and claim receipt patterns. The company continually reviews estimates of future payments relating to benefit expenses for services incurred in the current and prior periods and makes necessary adjustments to its reserves, including premium deficiency reserves, where appropriate. These estimates involve extensive judgment, and have considerable inherent variability because they are extremely sensitive to changes in claim payment patterns and medical cost trends. Accordingly, Humana's reserves may be insufficient.
•If Humana fails to effectively implement its operational and strategic initiatives, including its Medicare initiatives, which are of particular importance given the concentration of the company's revenues in these products, state-based contract strategy, the growth of its CenterWell business, and its integrated care delivery model, the company’s business may be materially adversely affected.
•The number of Humana’s Medicare Advantage plans rated 4-star or higher significantly declined in 2025. Humana filed a lawsuit seeking to set aside and vacate the 2025 Star Ratings of its Medicare Advantage plans, and on October 14, 2025, the Court issued a decision rejecting Humana's challenge. Although the company has appealed that decision, there can be no assurances that it will ultimately prevail in the lawsuit. If the company is not successful, the decline in Star Ratings will negatively impact its 2026 quality bonus payments from CMS and may also significantly adversely affect the company’s revenues, operating results, and cash flows. In addition, there can be no assurances the company will be successful in maintaining or improving its Star Ratings in future years.
•If Humana, or the third-party service providers on which it relies, fails to properly maintain the integrity of its data, to strategically maintain existing or implement new information systems (including systems powered by or incorporating artificial intelligence (AI) or machine learning (ML)), or to protect Humana’s proprietary rights to its systems, or to defend against cyber-security attacks, contain such attacks when they occur, or prevent other privacy or data security incidents that result in security breaches that disrupt the company's operations or in the unintentional dissemination of sensitive personal information or proprietary or confidential information, the company’s business may be materially adversely affected.
•Humana is involved in various legal actions, or disputes that could lead to legal actions (such as, among other things, provider contract disputes and qui tam litigation brought by individuals on behalf of the government), governmental and internal investigations, and routine internal review of business processes any of which, if resolved unfavorably to the company, could result in substantial monetary damages or changes in its business practices. Increased litigation and negative publicity could also increase the company’s cost of doing business.
•As a government contractor, Humana is exposed to risks that may materially adversely affect its business or its willingness or ability to participate in government healthcare programs including, among other things, loss of material government contracts; governmental audits and investigations; potential inadequacy of government determined payment rates; potential restrictions on profitability, including by comparison of profitability of the company’s Medicare Advantage business to non-Medicare Advantage business; or other changes in the governmental programs in which Humana participates. Changes to the risk-adjustment model utilized by CMS to adjust premiums paid to Medicare Advantage plans or retrospective recovery by CMS of previously paid premiums as a result of the final rule related to the risk adjustment data validation audit methodology published by CMS on January 30, 2023 (Final RADV Rule), which Humana believes fails to address adequately the statutory requirement of actuarial equivalence and violates the Administrative Procedure Act due to its failure to include a "Fee for Service Adjuster" could have a material adverse effect on the company's operating results, financial position and cash flows.
•Humana's business activities are subject to substantial government regulation. New laws or regulations, or legislative, judicial, or regulatory changes in existing laws or regulations or their manner of application could increase the company's cost of doing business and have a material adverse effect on Humana’s results of operations (including restricting revenue, enrollment and premium growth in certain products and market segments, restricting the company’s ability to expand into new markets, increasing the company’s medical and operating costs by, among other things, requiring a minimum benefit ratio on insured products, lowering the company’s Medicare payment rates and increasing the company’s expenses associated with a non-deductible health insurance industry fee and other assessments); the company’s financial position (including the company’s ability to maintain the value of its goodwill); and the company’s cash flows.
•Humana’s failure to manage acquisitions, divestitures and other significant transactions successfully may have a material adverse effect on the company’s results of operations, financial position, and cash flows.
•If Humana fails to develop and maintain satisfactory relationships with the providers of care to its members, the company’s business may be adversely affected.
•Humana faces significant competition in attracting and retaining talented employees. Further, managing succession for, and retention of, key executives is critical to the Company’s success, and its failure to do so could adversely affect the Company’s businesses, operating results and/or future performance.
•Humana’s pharmacy business is highly competitive and subjects it to regulations and supply chain risks in addition to those the company faces with its core health benefits businesses.
•Changes in the prescription drug industry pricing benchmarks may adversely affect Humana’s financial performance.
•Humana’s ability to obtain funds from certain of its licensed subsidiaries is restricted by state insurance regulations.
•Downgrades in Humana’s debt ratings, should they occur, may adversely affect its business, results of operations, and financial condition.
•Volatility or disruption in the securities and credit markets may significantly and adversely affect the value of our investment portfolio and the investment income that we derive from this portfolio.

In making forward-looking statements, Humana is not undertaking to address or update them in future filings or communications regarding its business or results. In light of these risks, uncertainties, and assumptions, the forward-looking events discussed herein may or may not occur. There also may be other risks that the company is unable to predict at this time. Any of these risks and uncertainties may cause actual results to differ materially from the results discussed in the forward-looking statements.
Humana advises investors to read the following documents as filed by the company with the SEC for further discussion both of the risks it faces and its historical performance:
•Form 10-K for the year ended December 31, 2024;
•Form 10-Q for the quarters ended March 31, 2025, June 30, 2025, and September 30, 2025; and
•Form 8-Ks filed during 2025 and 2026.
About Humana
Humana Inc. is committed to putting health first – for our teammates, our customers, and our company. Through our Humana insurance services, and our CenterWell health care services, we make it easier for the millions of people we serve to achieve their best health – delivering the care and service they need, when they need it. These efforts are leading to a better quality of life for people with Medicare, Medicaid, families, individuals, military service personnel, and communities at large. Learn more about what we offer at Humana.com and at CenterWell.com.